UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 29, 2021

INTEGRAL AD SCIENCE HOLDING CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-40557	83-0731995
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

95 Morton St., 8th Floor, New York, NY	10014
(Address of principal executive offices)	(Zip Code)

(646) 278-4871

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	IAS	The Nasdaq Stock Market LLC (Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On September 29, 2021, Integral Ad Science, Inc., as borrower (the “Borrower”), Kavacha Holdings, Inc., as a guarantor (“Holdings”), each a wholly-owned domestic subsidiary of Integral Ad Science Holding Corp., entered into a credit agreement (the “Credit Agreement”) with the lenders party thereto and PNC Bank, National Association, as administrative agent. The Credit Agreement is guaranteed by Holdings and the Borrower’s material domestic subsidiaries (the “Guarantors,” and, together with the Borrower, the “Loan Parties”) and is supported by a security interest in substantially all of the Loan Parties’ personal property and assets, subject to certain customary exceptions. Upon entry into the Credit Agreement, the Borrower drew $235.0 million under the revolving credit facility and used the proceeds, in addition to cash on hand of $124.6 million, to repay all outstanding obligations of $359.6 million (inclusive of accrued interest) under the Credit Agreement dated July 19, 2018 (the “Existing Credit Facility”), by and among Integral Ad Science, Inc., as borrower, Kavacha Intermediate, LLC, as a guarantor, each of the other guarantors party thereto, and a syndicate of lenders and Goldman Sachs BDC, Inc., as administrative agent. Thereafter the Existing Credit Facility was terminated.

The Credit Agreement provides for an initial $300.0 million in commitments for revolving credit loans, which amount may be increased or decreased under specific circumstances, with a $30.0 million letter of credit sublimit and a $100.0 million alternative currency sublimit. In addition, the Credit Agreement provides for the ability of Borrower to request incremental term loan facilities, in a minimum amount of $5.0 million for each facility. Borrowings pursuant to the Credit Agreement may be used for working capital and other general corporate purposes, including for acquisitions permitted under the Credit Agreement.

Borrowings under the Credit Agreement are scheduled to mature on September 29, 2026. The Credit Agreement contains certain customary events of default, which include failure to make payments when due thereunder, the material inaccuracy of representations or warranties, failure to observe or perform certain covenants, cross-defaults, bankruptcy and insolvency-related events, certain judgments, certain ERISA-related events, or a Change in Control (as defined in the Credit Agreement).

The Credit Agreement contains certain customary representations and warranties and affirmative and negative covenants, including certain restrictions on the ability of the Loan Parties and their Restricted Subsidiaries (as defined in the Credit Agreement) to incur additional indebtedness or guarantee indebtedness of others, to create liens on properties or assets, and to enter into certain asset and stock-based transactions. In addition, under the terms of the Credit Agreement, the Total Net Leverage Ratio (as defined in the Credit Agreement) shall not be more than 3.50 to 1.00 (subject to increased flexibility up to a ratio of 4.00 to 1.00 in certain circumstances), and the Interest Coverage Ratio (as defined in the Credit Agreement) shall not be less than 2.50 to 1.00.

The interest rates applicable to revolving borrowings under the Credit Agreement are, at the Borrower’s option, either (i) in the case of U.S. dollar loans, (x) a base rate, which is equal to the greater of (a) the Prime Rate, (b) the Federal Funds Effective Rate plus 0.5% and (c) the Adjusted LIBO Rate (subject to a floor of 0.0%) for a one month Interest Period (each term as defined in the Credit Agreement) plus 1%, or (y) the Adjusted LIBO Rate (subject to a floor of 0.0%) equal to the LIBO Rate (as defined in the Credit Agreement) for the applicable Interest Period multiplied by the Statutory Reserve Rate (each term as defined in the Credit Agreement) or (ii) in the case of RFR Loans (as defined in the Credit Agreement) denominated in sterling or euro, (x) the applicable RFR (as defined in the Credit Agreement) or (y) the applicable Term RFR (as defined in the Credit Agreement), plus in the case of each of clauses (i) and (ii), the Applicable Rate (as defined in the Credit Agreement). The Applicable Rate (i) for base rate loans range from 0.75% to 1.50% per annum, (ii) for LIBO Rate loans range from 1.75% to 2.50% per annum, (iii) for RFR Loans denominated in sterling range from 1.7826% to 2.5326% and (iv) for RFR Loans denominated in euro range from 1.7965% to 2.5456%, in each case, based on the Senior Secured Net Leverage Ratio (as defined in the Credit Agreement). Base rate borrowings may only be made in dollars. The Borrower will pay a commitment fee during the term of the Credit Agreement ranging from 0.20% to 0.35% per annum of the average daily undrawn portion of the revolving commitments based on the Senior Secured Net Leverage Ratio (as defined in the Credit Agreement).

Any borrowing under the Credit Agreement may be repaid, in whole or in part, at any time and from time to time without premium or penalty other than customary breakage costs, and any amounts repaid may be reborrowed. No mandatory prepayments will be required other than when borrowings and letter of credit usage exceed the aggregate commitment of all lenders.

The foregoing description of the Credit Agreement does not purport to be complete and its qualified in its entirety to the full text of the Credit Agreement, which is attached hereto as Exhibit 10.1 and incorporated by reference herein.

Item 1.02. Termination of a Material Definitive Agreement.

The information set forth above in Item 1.01 of this Current Form on Form 8-K regarding the Existing Credit Facility is incorporated by reference into this Item 1.02.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above in Item 1.01 of this Current Form on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01. Certain Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit

10.1	Credit Agreement, dated as of September 29, 2021, by and among Integral Ad Science, Inc., as borrower, Kavacha Holdings, Inc., as a guarantor, the other loan parties thereto, the lenders party thereto and PNC Bank, National Association, as administrative agent.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTEGRAL AD SCIENCE HOLDING CORP.

Date: September 29, 2021	By:	/s/ Joseph Pergola
	Name:	Joseph Pergola
	Title:	Chief Financial Officer